Exhibit 99.1

Investor	Susie Lisa, CFA	Media	T.J. Crawford
Contact:	Senior Vice President	Contact:	Vice President
	Investor Relations		External Affairs
	(401) 770-4050		(212) 457-0583

FOR IMMEDIATE RELEASE

CVS HEALTH REPORTS STRONG SECOND QUARTER RESULTS
RAISES 2021 FULL YEAR EPS AND CASH FLOW FROM OPERATIONS GUIDANCE

Second Quarter Highlights:
•Total revenues increased to $72.6 billion, up 11.1% compared to prior year
•GAAP diluted EPS of $2.10 and Adjusted EPS of $2.42

Year-to-date Highlights:
•Total revenues increased to $141.7 billion, up 7.3% compared to prior year
•GAAP diluted EPS of $3.78 and Adjusted EPS of $4.46
•Generated cash flow from operations of $8.7 billion
•Repaid $5.4 billion of long-term debt

2021 Full Year Guidance:
•Raised GAAP diluted EPS guidance range to $6.35 to $6.45 from $6.24 to $6.36
•Raised Adjusted EPS guidance range to $7.70 to $7.80 from $7.56 to $7.68
•Raised cash flow from operations guidance range to $12.5 billion to $13.0 billion from $12.0 billion to $12.5 billion

WOONSOCKET, RHODE ISLAND, August 4, 2021 - CVS Health Corporation (NYSE: CVS) today announced operating results for the three months ended June 30, 2021.

“We delivered another quarter of strong results and once again raised our outlook for the year,” said CVS Health President and CEO Karen S. Lynch. “This quarter was highlighted by broad sales and earnings outperformance, as well as sequential operating margin improvement. We continue to play a critical role in helping America prevail against the pandemic while demonstrating the effectiveness of our unique business model, which is focused on meeting customer needs through innovations that make health care more local, affordable and connected.”

_____________________________________________
The Company presents both GAAP and non-GAAP financial measures in this press release to assist in the comparison of the Company’s past financial performance with its current financial performance. See “Non-GAAP Financial Information” beginning on page 11 and endnotes beginning on page 21 for explanations of non-GAAP financial measures presented in this press release. See pages 12, 13 and 20 for reconciliations of each non-GAAP financial measure used in this release to the most directly comparable GAAP financial measure.

Consolidated Second Quarter Results and Operational Highlights

	Three Months Ended June 30,			Six Months Ended June 30,
In millions, except per share amounts	2021	2020	Change	2021	2020	Change
Total revenues	$72,616	$65,341	$7,275	$141,713	$132,096	$9,617
Operating income	4,326	4,680	(354)	7,903	8,138	(235)
Adjusted operating income (1)	4,887	5,328	(441)	9,092	9,441	(349)
Net income	2,791	2,986	(195)	5,015	4,998	17
Diluted earnings per share	$2.10	$2.26	$(0.16)	$3.78	$3.79	$(0.01)
Adjusted EPS (2)	$2.42	$2.64	$(0.22)	$4.46	$4.55	$(0.09)
Enterprise prescriptions (3) (4)	774.2	690.3	83.9	1,512.6	1,436.9	75.7

•Total revenues increased 11.1% for the three months ended June 30, 2021 compared to the prior year driven by growth across all segments.
•Operating income and adjusted operating income decreased 7.6% and 8.3%, respectively, for the three months ended June 30, 2021 compared to the prior year primarily due to the return of more normalized utilization levels in the Health Care Benefits segment following a significant decrease in utilization during the three months ended June 30, 2020 due to the COVID-19 pandemic. The decrease in both operating income and adjusted operating income in the three months ended June 30, 2021 was partially offset by increased prescription and front store volume, COVID-19 vaccinations and diagnostic testing in the Retail/LTC segment as well as improved purchasing economics and increased pharmacy claims volume in the Pharmacy Services segment during the three months ended June 30, 2021.
•Interest expense decreased $129 million, or 16.9%, for the three months ended June 30, 2021 compared to the prior year due to lower debt in the three months ended June 30, 2021.
•The effective income tax rate was 25.3% for the three months ended June 30, 2021 compared to 24.6% for the three months ended June 30, 2020. The increase in the effective income tax rate was primarily due to the absence of the favorable impact associated with the resolution of several state and local income tax matters in the three months ended June 30, 2020, partially offset by the repeal of the non-deductible health insurer fee (“HIF”) for 2021.
•Paid down $2.4 billion of long-term debt, while returning $650 million to shareholders through dividends during the three months ended June 30, 2021. Since the close of the acquisition of Aetna Inc. in November 2018, the Company has repaid a net of $17.6 billion in long-term debt.
•Administered more than 6 million COVID-19 tests and nearly 17 million COVID-19 vaccines nationwide in the second quarter. The Company maintains a strong commitment to vaccine and testing equity and continues to optimize site locations and targeted outreach initiatives in order to reach vulnerable populations.
•Launched new Clinical Trial Services business that brings together innovation and expertise to drive greater access to clinical trials and create a more efficient, convenient experience to improve participant retention and research effectiveness. Core capabilities will include precision patient recruitment, innovative options for Phase III/IV clinical trials and real-world evidence studies at CVS Pharmacy locations, in the home, or virtually.
•Appointed Shawn Guertin as Executive Vice President and Chief Financial Officer, effective May 28, 2021, to help develop financial strategies to drive transformation at CVS Health. Previously, Guertin spent eight years at Aetna Inc. where he was Executive Vice President, Chief Financial Officer and Chief Enterprise Risk Officer.

Health Care Benefits Segment

The Health Care Benefits segment offers a full range of insured and self-insured (“ASC”) medical, pharmacy, dental and behavioral health products and services. The segment results for the three and six months ended June 30, 2021 and 2020 were as follows:

	Three Months Ended June 30,			Six Months Ended June 30,
In millions, except percentages	2021	2020	Change	2021	2020	Change
Total revenues	$20,525	$18,468	$2,057	$41,008	$37,666	$3,342
Adjusted operating income (1)	1,614	3,464	(1,850)	3,396	4,955	(1,559)
Medical benefit ratio (“MBR”) (5)	84.1%	70.3%	13.8%	83.6%	76.4%	7.2%
Medical membership (6)				23.5	23.6	(0.1)

•Total revenues increased 11.1% for the three months ended June 30, 2021 compared to the prior year primarily driven by growth in the Government Services business, partially offset by the unfavorable impact of the repeal of the HIF for 2021.
•Adjusted operating income decreased 53.4% for the three months ended June 30, 2021 compared to the prior year. The decrease in adjusted operating income was primarily driven by the deferral of elective procedures and other discretionary utilization in response to the COVID-19 pandemic during the three months ended June 30, 2020.
•The MBR increased from 70.3% to 84.1% in the three months ended June 30, 2021 compared to the prior year primarily driven by the impact of the COVID-19 pandemic during the three months ended June 30, 2020 described above and the repeal of the HIF for 2021.
•Medical membership as of June 30, 2021 of 23.5 million decreased 116,000 members compared with March 31, 2021, primarily reflecting declines in Medicaid and Commercial products, partially offset by an increase in Medicare products. The decline in Medicaid membership reflects the loss of a large ASC customer during the three months ended June 30, 2021.
•The segment experienced favorable development of prior-periods’ health care cost estimates during the three months ended June 30, 2021 driven by favorable development in its Government Services business, primarily attributable to first quarter 2021 performance, partially offset by slightly unfavorable development in its Commercial business, primarily attributable to first quarter 2021 performance.
•Prior years’ health care costs payable estimates developed favorably by $709 million during the six months ended June 30, 2021, driven by favorable development in the Company’s Government Services and Commercial businesses. This development is reported on a basis consistent with the prior years’ development reported in the health care costs payable table in the Company’s annual audited financial statements and does not directly correspond to an increase in 2021 operating results.

See the supplemental information on page 15 for additional information regarding the performance of the Health Care Benefits segment.

Pharmacy Services Segment

The Pharmacy Services segment provides a full range of pharmacy benefit management solutions to employers, health plans, government employee groups and government sponsored programs. The segment results for the three and six months ended June 30, 2021 and 2020 were as follows:

	Three Months Ended June 30,			Six Months Ended June 30,
In millions	2021	2020	Change	2021	2020	Change
Total revenues	$38,314	$34,889	$3,425	$74,635	$69,872	$4,763
Adjusted operating income (1)	1,755	1,327	428	3,262	2,508	754
Total pharmacy claims processed (4) (7)	562.2	505.4	56.8	1,098.1	1,046.8	51.3
Pharmacy network (8)	479.3	425.1	54.2	934.7	886.2	48.5
Mail choice (9)	82.9	80.3	2.6	163.4	160.6	2.8

•Total revenues increased 9.8% for the three months ended June 30, 2021 compared to the prior year primarily driven by increased pharmacy claims volume, growth in specialty pharmacy and brand inflation, partially offset by continued price compression.
•Adjusted operating income increased 32.3% for the three months ended June 30, 2021 compared to the prior year primarily driven by improved purchasing economics that reflected products and services of our group purchasing organization that was launched in the second quarter of 2020 and specialty pharmacy (including pharmacy and/or administrative services for providers and 340B covered entities), as well as increased pharmacy claims volume. These increases were partially offset by continued price compression.
•Total pharmacy claims processed increased 11.2% on a 30-day equivalent basis for the three months ended June 30, 2021 compared to the prior year. The increase was primarily driven by net new business, COVID-19 vaccinations and increased new therapy prescriptions, which were adversely impacted by the COVID-19 pandemic during the three months ended June 30, 2020. Excluding the impact of COVID-19 vaccinations, total pharmacy claims processed increased 8.4% on a 30-day equivalent basis for the three months ended June 30, 2021 compared to the prior year.

See the supplemental information on page 17 for additional information regarding the performance of the Pharmacy Services segment.

Retail/LTC Segment

The Retail/LTC segment fulfills prescriptions for medications, provides patient care programs, sells a wide assortment of health and wellness products and general merchandise, provides health care services through walk-in medical clinics, provides medical diagnostic testing, administers vaccinations and provides pharmacy services to long-term care facilities. The segment results for the three and six months ended June 30, 2021 and 2020 were as follows:

	Three Months Ended June 30,			Six Months Ended June 30,
In millions	2021	2020	Change	2021	2020	Change
Total revenues	$24,728	$21,662	$3,066	$48,002	$44,411	$3,591
Adjusted operating income (1)	2,049	1,057	992	3,443	2,959	484
Prescriptions filled (4) (7)	394.4	345.4	49.0	769.8	720.5	49.3

•Total revenues increased 14.2% for the three months ended June 30, 2021 compared to the prior year primarily driven by increased prescription volume, COVID-19 vaccinations and diagnostic testing and higher front store revenues across all product categories. These increases were partially offset by continued pharmacy reimbursement pressure. Prescription and front store volumes during the three months ended June 30, 2020 were adversely impacted by the COVID-19 pandemic, which resulted in lower new therapy prescriptions and reduced front store revenues due to shelter-in-place orders. COVID-19 vaccinations and diagnostic testing contributed nearly a third of the increase in the segment’s revenues for the three months ended June 30, 2021 compared to the prior year, as the prior year included an immaterial impact from diagnostic testing and no COVID-19 vaccinations.
•Adjusted operating income increased 93.9% for the three months ended June 30, 2021 compared to the prior year primarily driven by the increased prescription and front store volume described above, COVID-19 vaccinations and diagnostic testing and a $125 million gain from an anti-trust legal settlement recorded in the three months ended June 30, 2021. These increases were partially offset by continued pharmacy reimbursement pressure. COVID-19 vaccinations and diagnostic testing contributed approximately half of the increase in adjusted operating income for the three months ended June 30, 2021 compared to the prior year.
•Prescriptions filled increased 14.2% on a 30-day equivalent basis for the three months ended June 30, 2021 compared to the prior year primarily driven by COVID-19 vaccinations, as well as the continued adoption of patient care programs and increased new therapy prescriptions, both of which were adversely impacted by the COVID-19 pandemic during the three months ended June 30, 2020. Excluding the impact of COVID-19 vaccinations, prescriptions filled increased 9.3% on a 30-day equivalent basis for the three months ended June 30, 2021 compared to the prior year.

See the supplemental information on page 18 for additional information regarding the performance of the Retail/LTC segment.

2021 Full Year Guidance

The Company raised its full year 2021 GAAP diluted EPS guidance range to $6.35 to $6.45 from $6.24 to $6.36 and its full year 2021 Adjusted EPS guidance range to $7.70 to $7.80 from $7.56 to $7.68 and raised its full year 2021 cash flow from operations guidance range to $12.5 billion to $13.0 billion from $12.0 billion to $12.5 billion.

The adjustments between GAAP diluted EPS and Adjusted EPS include, as applicable, adding back amortization of intangible assets, integration costs related to the Company’s acquisition (the “Aetna Acquisition”) of Aetna Inc. (“Aetna”) and an acquisition purchase price adjustment outside of the acquisition accounting measurement period.

Teleconference and Webcast

The Company will be holding a conference call today for investors at 8:00 a.m. (Eastern Time) to discuss its second quarter results. An audio webcast of the call will be broadcast simultaneously for all interested parties through the Investor Relations section of the CVS Health website at http://investors.cvshealth.com. This webcast will be archived and available on the website for a one-year period following the conference call.

In addition, the Company will be hosting an Investor Day on December 9, 2021. Additional details will be available in mid-September 2021.

About CVS Health

CVS Health is the leading health solutions company, delivering care in ways no one else can. We reach more people and improve the health of communities across America through our local presence, digital channels and our nearly 300,000 dedicated colleagues – including more than 40,000 physicians, pharmacists, nurses, and nurse practitioners. Wherever and whenever people need us, we help them with their health – whether that’s managing chronic diseases, staying compliant with their medications, or accessing affordable health and wellness services in the most convenient ways. We help people navigate the health care system – and their personal health care – by improving access, lowering costs and being a trusted partner for every meaningful moment of health. And we do it all with heart, each and every day. Learn more at www.cvshealth.com.

Cautionary Statement Concerning Forward-Looking Statements

The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements made by or on behalf of CVS Health Corporation. Statements in this press release that are forward-looking include, but are not limited to, Ms. Lynch’s quotation, the information under the heading “2021 Full Year Guidance” and the information included in the endnotes and reconciliations. By their nature, all forward-looking statements are not guarantees of future performance or results and are subject to risks and uncertainties that are difficult to predict and/or quantify. Actual results may differ materially from those contemplated by the forward-looking statements for a number of reasons as described in our Securities and Exchange Commission (“SEC”) filings, including those set forth in the Risk Factors section and under the heading “Cautionary Statement Concerning Forward-Looking Statements” in our most recently filed Annual Report on Form 10-K and our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2021.

You are cautioned not to place undue reliance on CVS Health’s forward-looking statements. CVS Health’s forward-looking statements are and will be based upon management’s then-current views and assumptions regarding future events and operating performance, and are applicable only as of the dates of such statements. CVS Health does not assume any duty to update or revise forward-looking statements, whether as a result of new information, future events, uncertainties or otherwise.

- Tables Follow -

CVS HEALTH CORPORATION
Condensed Consolidated Statements of Operations
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
In millions, except per share amounts	2021	2020	2021	2020
Revenues:
Products	$50,525	$46,355	$97,912	$93,358
Premiums	18,983	16,927	37,943	34,567
Services	2,819	1,875	5,272	3,825
Net investment income	289	184	586	346
Total revenues	72,616	65,341	141,713	132,096
Operating costs:
Cost of products sold	43,520	40,242	84,414	80,589
Benefit costs	15,901	11,751	31,605	26,138
Operating expenses	8,869	8,668	17,791	17,231
Total operating costs	68,290	60,661	133,810	123,958
Operating income	4,326	4,680	7,903	8,138
Interest expense	636	765	1,293	1,498
Other income	(45)	(45)	(95)	(99)
Income before income tax provision	3,735	3,960	6,705	6,739
Income tax provision	944	974	1,690	1,741
Net income	2,791	2,986	5,015	4,998
Net income attributable to noncontrolling interests	(8)	(11)	(9)	(16)
Net income attributable to CVS Health	$2,783	$2,975	$5,006	$4,982

Net income per share attributable to CVS Health:
Basic	$2.11	$2.27	$3.80	$3.81
Diluted	$2.10	$2.26	$3.78	$3.79
Weighted average shares outstanding:
Basic	1,319	1,309	1,316	1,307
Diluted	1,327	1,314	1,325	1,313
Dividends declared per share	$0.50	$0.50	$1.00	$1.00

CVS HEALTH CORPORATION
Condensed Consolidated Balance Sheets
(Unaudited)

In millions	June 30, 2021	December 31, 2020
Assets:
Cash and cash equivalents	$7,119	$7,854
Investments	3,006	3,000
Accounts receivable, net	24,164	21,742
Inventories	16,979	18,496
Other current assets	5,291	5,277
Total current assets	56,559	56,369
Long-term investments	22,136	20,812
Property and equipment, net	12,664	12,606
Operating lease right-of-use assets	20,476	20,729
Goodwill	79,552	79,552
Intangible assets, net	30,080	31,142
Separate accounts assets	4,880	4,881
Other assets	4,817	4,624
Total assets	$231,164	$230,715

Liabilities:
Accounts payable	$11,052	$11,138
Pharmacy claims and discounts payable	17,225	15,795
Health care costs payable	8,414	7,936
Policyholders’ funds	4,567	4,270
Accrued expenses	14,827	14,243
Other insurance liabilities	1,375	1,557
Current portion of operating lease liabilities	1,791	1,638
Current portion of long-term debt	60	5,440
Total current liabilities	59,311	62,017
Long-term operating lease liabilities	18,509	18,757
Long-term debt	59,294	59,207
Deferred income taxes	6,557	6,794
Separate accounts liabilities	4,880	4,881
Other long-term insurance liabilities	6,734	7,007
Other long-term liabilities	2,314	2,351
Total liabilities	157,599	161,014

Shareholders’ equity:
Preferred stock	—	—
Common stock and capital surplus	46,995	46,513
Treasury stock	(28,252)	(28,178)
Retained earnings	53,331	49,640
Accumulated other comprehensive income	1,170	1,414
Total CVS Health shareholders’ equity	73,244	69,389
Noncontrolling interests	321	312
Total shareholders’ equity	73,565	69,701
Total liabilities and shareholders’ equity	$231,164	$230,715

CVS HEALTH CORPORATION
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Six Months Ended June 30,
In millions	2021	2020
Cash flows from operating activities:
Cash receipts from customers	$136,621	$129,218
Cash paid for inventory and prescriptions dispensed by retail network pharmacies	(79,316)	(76,381)
Insurance benefits paid	(31,245)	(26,483)
Cash paid to other suppliers and employees	(14,900)	(14,688)
Interest and investment income received	394	395
Interest paid	(1,263)	(1,407)
Income taxes paid	(1,552)	(230)
Net cash provided by operating activities	8,739	10,424

Cash flows from investing activities:
Proceeds from sales and maturities of investments	3,947	2,710
Purchases of investments	(5,570)	(3,688)
Purchases of property and equipment	(1,315)	(1,190)
Acquisitions (net of cash acquired)	(108)	(768)
Other	72	6
Net cash used in investing activities	(2,974)	(2,930)

Cash flows from financing activities:
Proceeds from issuance of long-term debt	—	3,946
Repayments of long-term debt	(5,423)	(1,016)
Dividends paid	(1,306)	(1,315)
Proceeds from exercise of stock options	330	166
Payments for taxes related to net share settlement of equity awards	(159)	(68)
Other	—	(16)
Net cash provided by (used in) financing activities	(6,558)	1,697
Net increase (decrease) in cash, cash equivalents and restricted cash	(793)	9,191
Cash, cash equivalents and restricted cash at the beginning of the period	8,130	5,954
Cash, cash equivalents and restricted cash at the end of the period	$7,337	$15,145

CVS HEALTH CORPORATION
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Six Months Ended June 30,
In millions	2021	2020
Reconciliation of net income to net cash provided by operating activities:
Net income	$5,015	$4,998
Adjustments required to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	2,263	2,188
Stock-based compensation	232	179
Deferred income taxes and other noncash items	(370)	(101)
Change in operating assets and liabilities, net of effects from acquisitions:
Accounts receivable, net	(2,384)	(2,233)
Inventories	1,517	1,003
Other assets	(145)	(560)
Accounts payable and pharmacy claims and discounts payable	1,702	1,671
Health care costs payable and other insurance liabilities	104	(415)
Other liabilities	805	3,694
Net cash provided by operating activities	$8,739	$10,424

Non-GAAP Financial Information

The Company uses non-GAAP financial measures to analyze underlying business performance and trends. The Company believes that providing these non-GAAP financial measures enhances the Company’s and investors’ ability to compare the Company’s past financial performance with its current performance. These non-GAAP financial measures are provided as supplemental information to the financial measures presented in this press release that are calculated and presented in accordance with GAAP. Non-GAAP financial measures should not be considered a substitute for, or superior to, financial measures determined or calculated in accordance with GAAP. The Company’s definitions of its non-GAAP financial measures may not be comparable to similarly titled measures reported by other companies.

Non-GAAP financial measures such as consolidated adjusted operating income, adjusted earnings per share (EPS) and adjusted income attributable to CVS Health exclude from the relevant GAAP metrics, as applicable: amortization of intangible assets and other items, if any, that neither relate to the ordinary course of the Company’s business nor reflect the Company’s underlying business performance.

For the periods covered in this press release, the following items are excluded from the non-GAAP financial measures described above, as applicable, because the Company believes they neither relate to the ordinary course of the Company’s business nor reflect the Company’s underlying business performance:
•The Company’s acquisition activities have resulted in the recognition of intangible assets as required under the acquisition method of accounting which consist primarily of trademarks, customer contracts/relationships, covenants not to compete, technology, provider networks and value of business acquired. Definite-lived intangible assets are amortized over their estimated useful lives and are tested for impairment when events indicate that the carrying value may not be recoverable. The amortization of intangible assets is reflected in the Company’s unaudited GAAP condensed consolidated statements of operations in operating expenses within each segment. Although intangible assets contribute to the Company’s revenue generation, the amortization of intangible assets does not directly relate to the underwriting of the Company’s insurance products, the services performed for the Company’s customers or the sale of the Company’s products or services. Additionally, intangible asset amortization expense typically fluctuates based on the size and timing of the Company’s acquisition activity. Accordingly, the Company believes excluding the amortization of intangible assets enhances the Company’s and investors’ ability to compare the Company’s past financial performance with its current performance and to analyze underlying business performance and trends. Intangible asset amortization excluded from the related non-GAAP financial measure represents the entire amount recorded within the Company’s GAAP financial statements, and the revenue generated by the associated intangible assets has not been excluded from the related non-GAAP financial measure. Intangible asset amortization is excluded from the related non-GAAP financial measure because the amortization, unlike the related revenue, is not affected by operations of any particular period unless an intangible asset becomes impaired or the estimated useful life of an intangible asset is revised.
•During the three and six months ended June 30, 2021 and 2020, acquisition-related integration costs relate to the Aetna Acquisition. The acquisition-related integration costs are reflected in the Company’s unaudited GAAP condensed consolidated statements of operations in operating expenses within the Corporate/Other segment.
•In June 2021, the Company received $61 million related to a purchase price working capital adjustment for an acquisition completed during the first quarter of 2020. The resolution of this matter occurred subsequent to the acquisition accounting measurement period and is reflected in the Company’s unaudited GAAP condensed consolidated statements of operations for the three and six months ended June 30, 2021 as a reduction of operating expenses within the Health Care Benefits segment.
•The corresponding tax benefit or expense related to the items excluded from adjusted income attributable to CVS Health and Adjusted EPS above. The nature of each non-GAAP adjustment is evaluated to determine whether a discrete adjustment should be made to the adjusted income tax provision.

See endnotes (1) and (2) on page 21 for definitions of non-GAAP financial measures. Reconciliations of each non-GAAP financial measure to the most directly comparable GAAP financial measure are presented on pages 12, 13 and 20.

Reconciliations of Non-GAAP Financial Measures to the Most Directly Comparable GAAP Financial Measures

Adjusted Operating Income
(Unaudited)

The following are reconciliations of consolidated operating income (GAAP measure) to consolidated adjusted operating income, as well as reconciliations of segment GAAP operating income to segment adjusted operating income:

	Three Months Ended June 30, 2021
In millions	Health Care Benefits	Pharmacy Services	Retail/ LTC	Corporate/ Other	Intersegment Eliminations	Consolidated Totals
Operating income (loss) (GAAP measure)	$1,273	$1,705	$1,919	$(409)	$(162)	$4,326
Amortization of intangible assets	402	50	130	—	—	582
Acquisition-related integration costs	—	—	—	40	—	40
Acquisition purchase price adjustment outside of measurement period	(61)	—	—	—	—	(61)
Adjusted operating income (loss) (1)	$1,614	$1,755	$2,049	$(369)	$(162)	$4,887

	Three Months Ended June 30, 2020
In millions	Health Care Benefits	Pharmacy Services	Retail/ LTC	Corporate/ Other	Intersegment Eliminations	Consolidated Totals
Operating income (loss) (GAAP measure)	$3,066	$1,271	$933	$(413)	$(177)	$4,680
Amortization of intangible assets	398	56	124	—	—	578
Acquisition-related integration costs	—	—	—	70	—	70
Adjusted operating income (loss) (1)	$3,464	$1,327	$1,057	$(343)	$(177)	$5,328

	Six Months Ended June 30, 2021
In millions	Health Care Benefits	Pharmacy Services	Retail/ LTC	Corporate/ Other	Intersegment Eliminations	Consolidated Totals
Operating income (loss) (GAAP measure)	$2,653	$3,157	$3,184	$(754)	$(337)	$7,903
Amortization of intangible assets	804	105	259	1	—	1,169
Acquisition-related integration costs	—	—	—	81	—	81
Acquisition purchase price adjustment outside of measurement period	(61)	—	—	—	—	(61)
Adjusted operating income (loss) (1)	$3,396	$3,262	$3,443	$(672)	$(337)	$9,092

	Six Months Ended June 30, 2020
In millions	Health Care Benefits	Pharmacy Services	Retail/ LTC	Corporate/ Other	Intersegment Eliminations	Consolidated Totals
Operating income (loss) (GAAP measure)	$4,161	$2,385	$2,713	$(768)	$(353)	$8,138
Amortization of intangible assets	794	123	246	1	—	1,164
Acquisition-related integration costs	—	—	—	139	—	139
Adjusted operating income (loss) (1)	$4,955	$2,508	$2,959	$(628)	$(353)	$9,441

Adjusted Earnings Per Share
(Unaudited)

The following are reconciliations of net income attributable to CVS Health to adjusted income attributable to CVS Health and calculations of GAAP diluted EPS and Adjusted EPS:

	Three Months Ended June 30, 2021		Three Months Ended June 30, 2020
In millions, except per share amounts	Total Company	Per Common Share	Total Company	Per Common Share
Net income attributable to CVS Health (GAAP measure)	$2,783	$2.10	$2,975	$2.26
Amortization of intangible assets	582	0.44	578	0.44
Acquisition-related integration costs	40	0.03	70	0.06
Acquisition purchase price adjustment outside of measurement period	(61)	(0.05)	—	—
Tax impact of non-GAAP adjustments	(138)	(0.10)	(155)	(0.12)
Adjusted income attributable to CVS Health (2)	$3,206	$2.42	$3,468	$2.64

Weighted average diluted shares outstanding		1,327		1,314

	Six Months Ended June 30, 2021		Six Months Ended June 30, 2020
In millions, except per share amounts	Total Company	Per Common Share	Total Company	Per Common Share
Net income attributable to CVS Health (GAAP measure)	$5,006	$3.78	$4,982	$3.79
Amortization of intangible assets	1,169	0.88	1,164	0.89
Acquisition-related integration costs	81	0.06	139	0.11
Acquisition purchase price adjustment outside of measurement period	(61)	(0.05)	—	—
Tax impact of non-GAAP adjustments	(292)	(0.21)	(315)	(0.24)
Adjusted income attributable to CVS Health (2)	$5,903	$4.46	$5,970	$4.55

Weighted average diluted shares outstanding		1,325		1,313

Supplemental Information
(Unaudited)

The Company’s segments maintain separate financial information, and the Company’s chief operating decision maker (the “CODM”) evaluates the segments’ operating results on a regular basis in deciding how to allocate resources among the segments and in assessing segment performance. The CODM evaluates the performance of the Company’s segments based on adjusted operating income, which is defined as operating income (GAAP measure) excluding the impact of amortization of intangible assets and other items, if any, that neither relate to the ordinary course of the Company’s business nor reflect the Company’s underlying business performance as further described in endnote (1). The Company uses adjusted operating income as its principal measure of segment performance as it enhances the Company’s ability to compare past financial performance with current performance and analyze underlying business performance and trends.

The following is a reconciliation of financial measures of the Company’s segments to the consolidated totals:

In millions	Health Care Benefits	Pharmacy Services (a)	Retail/ LTC	Corporate/ Other	Intersegment Eliminations (b)	Consolidated Totals
Three Months Ended
June 30, 2021
Total revenues	$20,525	$38,314	$24,728	$182	$(11,133)	$72,616
Adjusted operating income (loss) (1)	1,614	1,755	2,049	(369)	(162)	4,887
June 30, 2020
Total revenues	18,468	34,889	21,662	86	(9,764)	65,341
Adjusted operating income (loss) (1)	3,464	1,327	1,057	(343)	(177)	5,328

Six Months Ended
June 30, 2021
Total revenues	$41,008	$74,635	$48,002	$317	$(22,249)	$141,713
Adjusted operating income (loss) (1)	3,396	3,262	3,443	(672)	(337)	9,092
June 30, 2020
Total revenues	37,666	69,872	44,411	176	(20,029)	132,096
Adjusted operating income (loss) (1)	4,955	2,508	2,959	(628)	(353)	9,441
_____________________________________________
(a)Total revenues of the Pharmacy Services segment include approximately $2.8 billion and $2.6 billion of retail co-payments for the three months ended June 30, 2021 and 2020, respectively, and $6.2 billion and $6.0 billion of retail co-payments for the six months ended June 30, 2021 and 2020, respectively.
(b)Intersegment revenue eliminations relate to intersegment revenue generating activities that occur between the Health Care Benefits segment, the Pharmacy Services segment, and/or the Retail/LTC segment. Intersegment adjusted operating income eliminations occur when members of Pharmacy Services Segment clients (“PSS members”) enrolled in Maintenance Choice® elect to pick up maintenance prescriptions at one of the Company’s retail pharmacies instead of receiving them through the mail. When this occurs, both the Pharmacy Services and Retail/LTC segments record the adjusted operating income on a stand-alone basis.

Supplemental Information
(Unaudited)

Health Care Benefits Segment

The following table summarizes the Health Care Benefits segment’s performance for the respective periods:

					Change
	Three Months Ended June 30,		Six Months Ended June 30,		Three Months Ended June 30, 2021 vs 2020		Six Months Ended June 30, 2021 vs 2020
In millions, except percentages and basis points (“bps”)	2021	2020	2021	2020	$	%	$	%
Revenues:
Premiums	$18,968	$16,913	$37,910	$34,534	$2,055	12.2%	$3,376	9.8%
Services	1,420	1,428	2,813	2,912	(8)	(0.6)%	(99)	(3.4)%
Net investment income	137	127	285	220	10	7.9%	65	29.5%
Total revenues	20,525	18,468	41,008	37,666	2,057	11.1%	3,342	8.9%
Benefit costs	15,954	11,884	31,711	26,400	4,070	34.2%	5,311	20.1%
MBR (Benefit costs as a % of premium revenues) (5)	84.1%	70.3%	83.6%	76.4%	1,380	bps	720	bps
Operating expenses	$3,298	$3,518	$6,644	$7,105	$(220)	(6.3)%	$(461)	(6.5)%
Operating expenses as a % of total revenues	16.1%	19.0%	16.2%	18.9%
Operating income	$1,273	$3,066	$2,653	$4,161	$(1,793)	(58.5)%	$(1,508)	(36.2)%
Operating income as a % of total revenues	6.2%	16.6%	6.5%	11.0%
Adjusted operating income (1)	$1,614	$3,464	$3,396	$4,955	$(1,850)	(53.4)%	$(1,559)	(31.5)%
Adjusted operating income as a % of total revenues	7.9%	18.8%	8.3%	13.2%
Premium revenues (by business):
Government	$13,897	$11,976	$27,814	$24,445	$1,921	16.0%	$3,369	13.8%
Commercial	5,071	4,937	10,096	10,089	134	2.7%	7	0.1%

The following table summarizes the Health Care Benefits segment’s medical membership for the respective periods:

	June 30, 2021			March 31, 2021			December 31, 2020			June 30, 2020
In thousands	Insured	ASC	Total	Insured	ASC	Total	Insured	ASC	Total	Insured	ASC	Total
Medical membership: (6)
Commercial	3,183	13,541	16,724	3,201	13,584	16,785	3,258	13,644	16,902	3,298	14,179	17,477
Medicare Advantage	2,911	—	2,911	2,874	—	2,874	2,705	—	2,705	2,651	—	2,651
Medicare Supplement	1,193	—	1,193	1,146	—	1,146	1,082	—	1,082	954	—	954
Medicaid	2,231	451	2,682	2,184	637	2,821	2,100	623	2,723	1,918	586	2,504
Total medical membership	9,518	13,992	23,510	9,405	14,221	23,626	9,145	14,267	23,412	8,821	14,765	23,586

Supplemental membership information:
Medicare Prescription Drug Plan (standalone)			5,704			5,694			5,490			5,575

Supplemental Information
(Unaudited)

The following table shows the components of the change in health care costs payable during the six months ended June 30, 2021 and 2020:

	Six Months Ended June 30,
In millions	2021	2020
Health care costs payable, beginning of period	$7,936	$6,879
Less: Reinsurance recoverables	10	5
Health care costs payable, beginning of period, net	7,926	6,874
Acquisition	—	412
Add: Components of incurred health care costs
Current year	32,183	26,390
Prior years (a)	(709)	(420)
Total incurred health care costs (b)	31,474	25,970
Less: Claims paid
Current year	24,600	20,223
Prior years	6,409	5,704
Total claims paid	31,009	25,927
Add: Premium deficiency reserve	5	29
Health care costs payable, end of period, net	8,396	7,358
Add: Reinsurance recoverables	18	4
Health care costs payable, end of period	$8,414	$7,362
_____________________________________________
(a)Negative amounts reported for incurred health care costs related to prior years result from claims being settled for amounts less than originally estimated.
(b)Total incurred health care costs for the six months ended June 30, 2021 and 2020 in the table above exclude (i) $5 million and $29 million, respectively, related to a premium deficiency reserve related to the Company’s Medicaid products, (ii) $27 million and $20 million, respectively, of benefit costs recorded in the Health Care Benefits segment that are included in other insurance liabilities on the Company’s unaudited condensed consolidated balance sheets and (iii) $99 million and $119 million, respectively, of benefit costs recorded in the Corporate/Other segment that are included in other insurance liabilities on the Company’s unaudited condensed consolidated balance sheets.

The following table summarizes the Health Care Benefits segment’s days claims payable for the respective periods:

	June 30, 2021	March 31, 2021	December 31, 2020	June 30, 2020
Days Claims Payable (10)	48	48	48	57

Supplemental Information
(Unaudited)

Pharmacy Services Segment

The following table summarizes the Pharmacy Services segment’s performance for the respective periods:

					Change
	Three Months Ended June 30,		Six Months Ended June 30,		Three Months Ended June 30, 2021 vs 2020		Six Months Ended June 30, 2021 vs 2020
In millions, except percentages	2021	2020	2021	2020	$	%	$	%
Revenues:
Products	$38,010	$34,595	$74,077	$69,341	$3,415	9.9%	$4,736	6.8%
Services	304	294	558	531	10	3.4%	27	5.1%
Total revenues	38,314	34,889	74,635	69,872	3,425	9.8%	4,763	6.8%
Cost of products sold	36,266	33,271	70,789	66,774	2,995	9.0%	4,015	6.0%
Gross profit (11)	2,048	1,618	3,846	3,098	430	26.6%	748	24.1%
Gross margin (Gross profit as a % of total revenues) (11)	5.3%	4.6%	5.2%	4.4%
Operating expenses	$343	$347	$689	$713	$(4)	(1.2)%	$(24)	(3.4)%
Operating expenses as a % of total revenues	0.9%	1.0%	0.9%	1.0%
Operating income	$1,705	$1,271	$3,157	$2,385	$434	34.1%	$772	32.4%
Operating income as a % of total revenues	4.5%	3.6%	4.2%	3.4%
Adjusted operating income (1)	$1,755	$1,327	$3,262	$2,508	$428	32.3%	$754	30.1%
Adjusted operating income as a % of total revenues	4.6%	3.8%	4.4%	3.6%
Revenues (by distribution channel):
Pharmacy network (8)	$22,918	$20,536	$44,811	$41,636	$2,382	11.6%	$3,175	7.6%
Mail choice (9)	15,235	14,109	29,483	27,783	1,126	8.0%	1,700	6.1%
Other	161	244	341	453	(83)	(34.0)%	(112)	(24.7)%
Pharmacy claims processed: (4) (7)
Total (a)	562.2	505.4	1,098.1	1,046.8	56.8	11.2%	51.3	4.9%
Pharmacy network (8)	479.3	425.1	934.7	886.2	54.2	12.7%	48.5	5.5%
Mail choice (9)	82.9	80.3	163.4	160.6	2.6	3.2%	2.8	1.7%
Generic dispensing rate: (4) (12) (b)
Total	86.7%	88.7%	87.4%	88.8%
Pharmacy network (8)	86.9%	89.3%	87.7%	89.4%
Mail choice (9)	85.5%	85.7%	85.6%	85.7%
_____________________________________________
(a)Excluding the impact of COVID-19 vaccinations, total pharmacy claims processed increased 8.4% and 3.0% on a 30-day equivalent basis for the three and six months ended June 30, 2021, respectively, compared to the prior year.
(b)Excluding the impact of COVID-19 vaccinations, the Pharmacy Services segment’s total generic dispensing rate increased to 89.0% in both the three and six months ended June 30, 2021.

Supplemental Information
(Unaudited)

Retail/LTC Segment

The following table summarizes the Retail/LTC segment’s performance for the respective periods:

					Change
	Three Months Ended June 30,		Six Months Ended June 30,		Three Months Ended June 30, 2021 vs 2020		Six Months Ended June 30, 2021 vs 2020
In millions, except percentages	2021	2020	2021	2020	$	%	$	%
Revenues:
Products	$23,609	$21,476	$46,003	$43,998	$2,133	9.9%	$2,005	4.6%
Services	1,119	186	1,953	413	933	501.6%	1,540	372.9%
Net investment income	—	—	46	—	—	—%	46	100.0%
Total revenues	24,728	21,662	48,002	44,411	3,066	14.2%	3,591	8.1%
Cost of products sold	17,952	16,220	34,994	32,798	1,732	10.7%	2,196	6.7%
Gross profit (11)	6,776	5,442	13,008	11,613	1,334	24.5%	1,395	12.0%
Gross margin (Gross profit as a % of total revenues) (11)	27.4%	25.1%	27.1%	26.1%
Operating expenses	$4,857	$4,509	$9,824	$8,900	$348	7.7%	$924	10.4%
Operating expenses as a % of total revenues	19.6%	20.8%	20.5%	20.0%
Operating income	$1,919	$933	$3,184	$2,713	$986	105.7%	$471	17.4%
Operating income as a % of total revenues	7.8%	4.3%	6.6%	6.1%
Adjusted operating income (1)	$2,049	$1,057	$3,443	$2,959	$992	93.9%	$484	16.4%
Adjusted operating income as a % of total revenues	8.3%	4.9%	7.2%	6.7%
Revenues (by major goods/service lines):
Pharmacy	$18,873	$16,870	$36,758	$34,225	$2,003	11.9%	$2,533	7.4%
Front Store	5,254	4,653	9,896	9,861	601	12.9%	35	0.4%
Other	601	139	1,302	325	462	332.4%	977	300.6%
Net investment income	—	—	46	—	—	—%	46	100.0%
Prescriptions filled (4) (7) (a)	394.4	345.4	769.8	720.5	49.0	14.2%	49.3	6.8%
Same store sales increase (decrease): (13)
Total	12.3%	2.4%	6.2%	5.7%
Pharmacy	12.4%	4.6%	8.2%	6.9%
Front Store	12.0%	(4.5)%	(0.4)%	1.7%
Prescription volume (4)	14.8%	0.6%	7.6%	5.2%
Generic dispensing rate (4) (12) (b)	85.7%	89.1%	86.5%	89.2%
_____________________________________________
(a)Excluding the impact of COVID-19 vaccinations, prescriptions filled increased 9.3% and 3.2% on a 30-day equivalent basis for the three and six months ended June 30, 2021, respectively, compared to the prior year.
(b)Excluding the impact of COVID-19 vaccinations, the Retail/LTC segment’s total generic dispensing rate increased to 89.5% and 89.6%, respectively, in the three and six months ended June 30, 2021.

Supplemental Information
(Unaudited)

Corporate/Other Segment

The following table summarizes the Corporate/Other segment’s performance for the respective periods:

					Change
	Three Months Ended June 30,		Six Months Ended June 30,		Three Months Ended June 30, 2021 vs 2020		Six Months Ended June 30, 2021 vs 2020
In millions, except percentages	2021	2020	2021	2020	$	%	$	%
Revenues:
Premiums	$15	$14	$33	$33	$1	7.1%	$—	—%
Services	15	15	29	17	—	—%	12	70.6%
Net investment income	152	57	255	126	95	166.7%	129	102.4%
Total revenues	182	86	317	176	96	111.6%	141	80.1%
Cost of products sold	8	—	16	—	8	100.0%	16	100.0%
Benefit costs	54	51	99	119	3	5.9%	(20)	(16.8)%
Operating expenses	529	448	956	825	81	18.1%	131	15.9%
Operating loss	(409)	(413)	(754)	(768)	4	1.0%	14	1.8%
Adjusted operating loss (1)	(369)	(343)	(672)	(628)	(26)	(7.6)%	(44)	(7.0)%

Adjusted Earnings Per Share Guidance
(Unaudited)

The following reconciliations of projected net income attributable to CVS Health to projected adjusted income attributable to CVS Health and calculations of projected GAAP diluted EPS and projected Adjusted EPS contain forward-looking information. All forward-looking information involves risks and uncertainties. Actual results may differ materially from those contemplated by the forward-looking information for a number of reasons as described in our SEC filings, including those set forth in the Risk Factors section and under the heading “Cautionary Statement Concerning Forward-Looking Statements” in our most recently filed Annual Report on Form 10-K and our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2021. See “Non-GAAP Financial Information” earlier in this press release and endnote (2) later in this press release for more information on how we calculate Adjusted EPS.

	Year Ending December 31, 2021
	Low		High
In millions, except per share amounts	Total Company	Per Common Share	Total Company	Per Common Share
Net income attributable to CVS Health (GAAP measure)	$8,446	$6.35	$8,576	$6.45
Amortization of intangible assets	2,300	1.73	2,300	1.73
Acquisition-related integration costs	160	0.12	160	0.12
Acquisition purchase price adjustment outside of measurement period	(61)	(0.05)	(61)	(0.05)
Tax impact of non-GAAP adjustments	(605)	(0.45)	(605)	(0.45)
Adjusted income attributable to CVS Health (2)	$10,240	$7.70	$10,370	$7.80

Weighted average diluted shares outstanding		1,330		1,330

Endnotes

(1) The Company defines adjusted operating income as operating income (GAAP measure) excluding the impact of amortization of intangible assets and other items, if any, that neither relate to the ordinary course of the Company’s business nor reflect the Company’s underlying business performance, such as acquisition-related integration costs and acquisition purchase price adjustments outside of the acquisition accounting measurement period. The Company uses adjusted operating income as its principal measure of segment performance as it enhances the Company’s ability to compare past financial performance with current performance and analyze underlying business performance and trends. The consolidated measure is not determined in accordance with GAAP and should not be considered a substitute for, or superior to, the most directly comparable GAAP measure, consolidated operating income. See “Non-GAAP Financial Information” earlier in this press release for additional information regarding the items excluded from consolidated operating income in determining consolidated adjusted operating income.
(2) Adjusted EPS is calculated by dividing adjusted income attributable to CVS Health by the Company’s weighted average diluted shares outstanding. The Company defines adjusted income attributable to CVS Health as net income attributable to CVS Health (GAAP measure) excluding the impact of amortization of intangible assets and other items, if any, that neither relate to the ordinary course of the Company’s business nor reflect the Company’s underlying business performance, such as acquisition-related integration costs, acquisition purchase price adjustments outside of the acquisition accounting measurement period and the corresponding income tax benefit or expense related to the items excluded from adjusted income attributable to CVS Health. See “Non-GAAP Financial Information” earlier in this press release for additional information regarding the items excluded from net income attributable to CVS Health in determining adjusted income attributable to CVS Health.
(3) Enterprise prescriptions include prescriptions dispensed through the Company’s retail pharmacies, long-term care pharmacies, and mail order pharmacies as well as prescription claims managed through our pharmacy benefits manager, with an elimination for managed prescription claims filled through CVS Health dispensing channels. Management uses this metric to analyze the total prescription volume across the Company including variances between actual prescriptions and expected amounts as well as trends in period-over-period results. This metric provides management and investors with information useful in understanding the impact of prescription volume on total revenues and operating results.
(4) Includes an adjustment to convert 90-day prescriptions to the equivalent of three 30-day prescriptions. This adjustment reflects the fact that these prescriptions include approximately three times the amount of product days supplied compared to a normal prescription.
(5) Medical benefit ratio is calculated as benefit costs divided by premium revenues and represents the percentage of premium revenues spent on medical benefits for the Company’s insured members. Management uses MBR to assess the underlying business performance and underwriting of its insurance products, understand variances between actual results and expected results and identify trends in period-over-period results. MBR provides management and investors with information useful in assessing the operating results of the Company’s insured Health Care Benefits products.
(6) Medical membership represents the number of members covered by the Company’s insured and ASC medical products and related services at a specified point in time. Management uses this metric to understand variances between actual medical membership and expected amounts as well as trends in period-over-period results. This metric provides management and investors with information useful in understanding the impact of medical membership on segment total revenues and operating results.
(7) Total pharmacy claims processed represents the number of prescription claims processed through our pharmacy benefits manager and dispensed by either our retail network pharmacies or our own mail and specialty pharmacies. Prescriptions filled represents the number of prescriptions dispensed through the Retail/LTC segment’s pharmacies. Management uses these metrics to understand variances between actual claims processed and prescriptions dispensed, respectively, and expected amounts as well as trends in period-over-period results. These metrics provide management and investors with information useful in understanding the impact of pharmacy claim volume and prescription volume, respectively, on segment total revenues and operating results.

(8) Pharmacy network is defined as claims filled at retail and specialty retail pharmacies, including the Company’s retail pharmacies and long-term care pharmacies, but excluding Maintenance Choice activity, which is included within the mail choice category. Maintenance Choice permits eligible client plan members to fill their maintenance prescriptions through mail order delivery or at a CVS Pharmacy retail store for the same price as mail order.
(9) Mail choice is defined as claims filled at a Pharmacy Services mail order facility, which includes specialty mail claims inclusive of Specialty Connect® claims picked up at a retail pharmacy, as well as prescriptions filled at the Company’s retail pharmacies under the Maintenance Choice program.
(10) Days claims payable is calculated by dividing the health care costs payable at the end of each quarter by the average health care costs per day during such quarter. Management and investors use this metric as an indicator of the adequacy of the Company’s health care costs payable liability at the end of each quarter and as an indicator of changes in such adequacy over time.
(11) Gross profit is calculated as the segment’s total revenues less its cost of products sold. Gross margin is calculated by dividing the segment’s gross profit by its total revenues and represents the percentage of total revenues that remains after incurring direct costs associated with the segment’s products sold and services provided. Gross margin provides investors with information that may be useful in assessing the operating results of the Company’s Pharmacy Services and Retail/LTC segments.
(12) Generic dispensing rate is calculated by dividing the segment’s generic drug prescriptions processed or filled by its total prescriptions processed or filled. Management uses this metric to evaluate the effectiveness of the business at encouraging the use of generic drugs when they are available and clinically appropriate, which aids in decreasing costs for client members and retail customers. This metric provides management and investors with information useful in understanding trends in segment total revenues and operating results.
(13) Same store sales and prescription volume represent the change in revenues and prescriptions filled in the Company’s retail pharmacy stores that have been operating for greater than one year, expressed as a percentage that indicates the increase or decrease relative to the comparable prior period. Same store metrics exclude revenues from MinuteClinic® and revenues and prescriptions from LTC operations. Management uses these metrics to evaluate the performance of existing stores on a comparable basis and to inform future decisions regarding existing stores and new locations. Same-store metrics provide management and investors with information useful in understanding the portion of current revenues and prescriptions resulting from organic growth in existing locations versus the portion resulting from opening new stores.